UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

1-2189	36-0698440
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 667-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On December 9, 2022, Abbott’s Board of Directors amended and restated Abbott’s by-laws (the “Amended and Restated By-Laws”), effective immediately. The Amended and Restated By-laws, among other things:

•	Update and clarify the procedural mechanics and information requirements for shareholder nominations of directors and shareholder proposals (other than proposals to be included in Abbott’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at shareholder meetings, including to address matters relating to Rule 14a-19 under the Exchange Act;

•	Update certain procedural mechanics for special meetings of shareholders;

•	Clarify the powers of the Board and the Chair of a shareholder meeting to regulate conduct at such meeting; and

•	Make various other updates, including ministerial and conforming changes, as well as changes in furtherance of gender neutrality.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws of Abbott Laboratories, effective as of December 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	ABBOTT LABORATORIES

	By:	/s/ Robert E. Funck, Jr.
	Name:	Robert E. Funck, Jr.
	Title:	Executive Vice President, Finance and Chief Financial Officer